Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, BellSouth Capital Funding Debenture-Backed Series 2003-2
*CUSIP:    21988G320   Class  A-1
           21988GCE4   Class  A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2007.

INTEREST ACCOUNT
----------------


Balance as of          July 15, 2006.....                                $0.00
         Scheduled Income received on securities.....              $939,840.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$792,000.00
         Distribution to Class A-2 Holders.....                   -$147,840.00
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of         January 15, 2007.....                              $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         July 15, 2006.....                                 $0.00
         Scheduled principal payment received on securities.....         $0.00

LESS:
       Distribution to Holders.....                                     -$0.00
Balance as of         January 15, 2007.....                              $0.00


                UNDERLYING SECURITIES HELD AS OF        January 15, 2007

           Principal
             Amount                                Title of Security
             ------                                -----------------
     $26,400,000                        BellSouth Capital Funding Corporation
                                        One Hundred Year 7.12% Debentures due
                                        July 15, 2097
                                        *CUSIP:   079857AF5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.